Exhibit 99.1

Catabasis Pharmaceuticals Announces Acquisition of Quellis Biosciences Inc.

Acquisition Includes QLS-215, a Potential Best-in-Class Monoclonal Antibody Inhibitor of
Plasma Kallikrein in Preclinical Development for the Treatment of Hereditary Angioedema

Company Plans to Use Private Placement Financing Proceeds of $110 Million to Complete
IND-Enabling Studies, Phase 1a and Phase 1b/2 Clinical Trials of QLS-215

Conference Call and Webcast Today at 9:00AM ET

BOSTON, MA, JANUARY 29, 2021 – Catabasis Pharmaceuticals, Inc. (NASDAQ:CATB), a biopharmaceutical company, today announced that it has acquired Quellis Biosciences Inc. (“Quellis”), a privately-held emerging biopharmaceutical company focused on discovering best-in-class new molecules to treat serious rare diseases. Concurrent with the acquisition of Quellis, Catabasis entered into a definitive agreement for the sale of Series X convertible preferred stock (the “Series X preferred stock”) in a private placement to a group of institutional accredited investors led by Perceptive Advisors, with participation from Fairmount Funds Management LLC, RA Capital Management, Cormorant Asset Management, Venrock Healthcare Capital Partners, Logos Capital, Boxer Capital, Acorn Bioventures, Commodore Capital, Surveyor Capital (a Citadel company), Acuta Capital Partners, Sphera Healthcare, and Serrado Capital LLC. The private placement is expected to result in gross proceeds to Catabasis of approximately $110 million before deducting placement agent and other offering expenses. Catabasis expects to use the proceeds from the private placement primarily to enable the completion of IND-enabling studies, Phase 1a, and Phase 1b/2 clinical trials for the lead program QLS-215 in hereditary angioedema (HAE), a rare, debilitating and potentially life-threatening disease.

“Catabasis has worked diligently with external advisors to explore and evaluate a range of strategic options, and the Board and management team believe that this transaction represents an opportunity to create substantial value for Catabasis’ stockholders,” said Kenneth Bate, Chair of the Catabasis Board of Directors. “Our mission has always been to bring life-changing therapies to patients and families affected by rare diseases. We look forward to progressing QLS-215, a differentiated and potential best-in-class new therapy for patients affected by HAE.”

“We are thrilled that the Catabasis Board and management team selected Quellis as the best acquisition opportunity based on our lead asset, QLS-215, and the vision to produce a leading HAE and rare disease company,” said Chris Garabedian, Chair of the Quellis Board of Directors, CEO of Xontogeny and Portfolio Manager, Perceptive Xontogeny Ventures (a Perceptive Advisors fund). “We are further pleased with the progress we made with Quellis since the formation of the company in 2017.”

Quellis was formed at Xontogeny, a life sciences accelerator, with the founders of Quellis and a seed investment in 2017. The subsequent Series A financing was led by the Perceptive Xontogeny Ventures (PXV) Fund in 2018 with Fairmount Funds. The PXV Fund is participating in the private placement as part of the Perceptive Advisors investment.

The vision for the lead program, QLS-215, is to develop the best-in-class monoclonal antibody inhibitor of plasma kallikrein for HAE with infrequent dosing and sustained blood levels. QLS-215 is a humanized monoclonal antibody targeting plasma kallikrein that has demonstrated potent inhibition of plasma kallikrein as well as extended plasma half-life in non-human primates. Catabasis expects to file an Investigational New Drug application for QLS-215 in the first half of 2022 and plans to initiate a Phase 1 clinical trial with initial results anticipated by the end of 2022. Subsequently, Catabasis expects to initiate a Phase 1b/2 trial in patients affected by HAE in 2023 with initial results anticipated by the end of 2023.

Management and Organization

Catabasis will continue to be led by its current management team consisting of Jill C. Milne, Ph.D., Chief Executive Officer, Noah Clauser, Chief Financial Officer, Joanne M. Donovan, M.D., Ph.D., Chief Medical Officer and Senior Vice President, Clinical Development, Ben Harshbarger, Senior Vice President and General Counsel, Andrew A. Komjathy, Chief Commercial Officer, Andrea Matthews, Senior Vice President, Corporate Affairs, and Andrew Nichols, Ph.D., Chief Scientific Officer.

Following the transaction, the Catabasis Board will comprise Kenneth Bate, Chair of the Board of Directors, Jonathan Violin, Ph.D., a Quellis co-founder and President and Chief Executive Officer of Viridian Therapeutics, Inc., Fred Callori, a former Quellis Director, Senior Vice President Corporate Development at Xontogeny, LLC, and partner in the Perceptive Xontogeny Venture Fund, and current Catabasis Directors Joanne T. Beck, Ph.D., Hugh M. Cole, Michael D. Kishbauch, Gregg Lapointe and Jill C. Milne.

About the Transactions

The acquisition of Quellis was structured as a stock-for-stock transaction whereby all outstanding equity interests of Quellis were exchanged in a merger for a combination of shares of Catabasis common stock and shares of Series X Preferred Stock. Concurrently with the acquisition of Quellis, Catabasis entered into definitive agreements for a PIPE investment with existing and new investors to raise approximately $110 million in which the investors will be issued shares of Series X Preferred Stock at a price of approximately $3,093 per share (or, $3.09 per share on an as-converted-to-common basis). The PIPE offering is expected to close on February 1, 2021. Subject to stockholder approval, each share of Series X Preferred Stock initially will be convertible into 1,000 shares of Catabasis common stock, subject to certain beneficial ownership limitations set by each holder not to exceed 19.99%. The acquisition was approved by the Board of Directors of Catabasis and the stockholders of Quellis. The closing of the acquisition was not subject to the approval of Catabasis stockholders.

Ladenburg Thalmann & Co. Inc. is serving as exclusive financial advisor to Catabasis and Wilmer Cutler Pickering Hale and Dorr LLP is serving as legal counsel to Catabasis. Wedbush PacGrow is serving as exclusive strategic advisor to Quellis, and Gibson Dunn & Crutcher LLP is serving as legal counsel to Quellis. Jefferies LLC is acting as lead placement agent for the private placement. Cooley LLP is serving as legal counsel to the placement agent.

After completion of the acquisition and private placement financing, Catabasis expects to have cash, cash equivalents and short-term investments of approximately $150 million and cash runway through 2023.

Additional details are available in an updated corporate presentation that can be found online at www.catabasis.com.

Conference Call and Webcast Details

Catabasis will host a conference call and webcast on January 29, 2021 at 9:00am ET to discuss the acquisition.

Conference Call Dial-In Information:

Participant Toll-Free Dial-In Number:	(877) 388-2733
Participant International Dial-In Number:	(541) 797-2984
Pass Code:	9848493

Please specify to the operator that you would like to join the “Catabasis Pharmaceuticals Corporate Update Call.”

Interested parties may access a live audio webcast of the conference via the investor section of the Catabasis website, www.catabasis.com. Please connect to the Catabasis website several minutes prior to the start of the broadcast to ensure adequate time for any software download that may be necessary. The webcast will be archived for 90 days.

For more information on the acquisition, please visit the investor section of Catabasis’ website at www.catabasis.com.

About Catabasis

At Catabasis Pharmaceuticals, our mission is to bring hope with life-changing therapies to patients and families affected by rare diseases. Our lead program, QLS-215, is a potential best-in-class plasma kallikrein monoclonal antibody in preclinical development for the treatment of Hereditary Angioedema.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the closing of the private placement; the use of proceeds from the private placement; the projected cash runway; expectations regarding the timing for the filing of an IND and commencement and completion of clinical trials for QLS-215; the potential attributes of QLS-215; future product development plans; and stockholder approval of the conversion rights of the Series X preferred stock. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. We may not actually achieve the forecasts or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in Catabasis’ most recent Quarterly Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

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Catabasis Contacts:

Investor relations:

Andrea Matthews

investors@catabasis.com

Media:

Elizabeth Higgins

media@catabasis.com

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